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                                                                    EXHIBIT 10.4

                                November 1, 2002

Wisconsin United for Health Foundation, Inc.
c/o Charles Henderson
Davis & Kuelthau, S.C.
111 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

          We are writing in connection with the Registration Rights Agreement dated as of March 23, 2001 (the "Agreement") between ourselves and you concerning the shares of Cobalt Corporation common stock, no par value (the "Common Stock") which you acquired on that date. All capitalized terms used herein and not specifically defined will be deemed to have the meanings assigned in the Agreement.

          Pursuant to the Agreement, the Foundation is requesting registration of 6.5 million outstanding shares of the Company's Common Stock beneficially owned by the Foundation (the "Secondary Shares"). You and we have agreed that it is in our mutual interests to provide for opportunistic sales of Common Stock by the Foundation by means of a Shelf Registration of certain of the Secondary Shares. We mutually acknowledge that the Foundation has no authority under the Agreement to demand a Shelf Registration. The purpose of this letter is to set forth the terms and conditions on which the Company has agreed to cause a Shelf Registration of the Secondary Shares, all subject to the terms of the Agreement except as explicitly set forth herein.

          Specifically, you and we have agreed as follows:

          1. The Company will promptly, at the Company's expense, file a Shelf Registration Statement on Form S-3 with respect to 6.5 million shares of the Foundation's Common Stock. The registration statement may also include 500,000 primary shares to be sold from time to time by the Company as the Company determines. The filing of the Shelf Registration will not be deemed pursuant to a "Demand" under the Agreement.

          2. The Company will use commercially reasonable efforts to keep the Shelf Registration effective until all the Foundation's shares registered thereunder have been sold.

          3. The Foundation will give the Company written notice of any intent to sell registered shares. Such notice shall specify whether the proposed sale will be an Underwritten Offering, and shall disclose the proposed number of shares to be sold and such other information

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Wisconsin United for Health Foundation, Inc.
November 1, 2002
Page 2

as is then available concerning the proposed sale. A sale of registered shares by the Foundation hereunder is sometimes referred to as a "Takedown," and the notice of intent under this Section 3 as a "Takedown Notice."

          4. Upon receipt of a Takedown Notice, the Company will (subject to Sections 10 and 13 hereof) use its best efforts promptly to prepare and file with the SEC such prospectus supplement(s) and/or post-effective amendment(s) to the Shelf Registration as may be necessary in connection with the Foundation's proposed sale as described in the Takedown Notice. The obligations of the parties shall conform to the provisions of Section 8 of the Agreement, except as otherwise provided in this letter agreement. The Company's obligation to file amendments and/or supplements with respect to the proposed Takedown shall extend until the earlier of (x) the 60th day after the filing of the necessary prospectus supplement or the effective date of the necessary post-effective amendment, as the case may be, with respect to such Takedown (or, if no prospectus supplement or post-effective amendment is filed with respect to such Takedown Notice, then the 60th day after the Company's receipt of such Takedown Notice), or (y) such time as all Registrable Securities covered by the Takedown Notice shall have been sold (the earlier of (x) or (y) being sometimes referred to as the "Takedown Termination Date"). The Foundation shall not sell shares pursuant to a Takedown Notice following the applicable Takedown Termination Date. The Foundation may not submit a Takedown Notice until at least 90 days have elapsed from the last preceding Takedown Termination Date.

          5. For all purposes under this letter agreement (a) the filing by the Company with the SEC of the necessary prospectus supplement(s) or (b) the declaration of effectiveness of the necessary post-effective amendment(s) to the Shelf Registration, as the case may be, shall be deemed the effecting of a registration statement, and the date on which the event described in (a) or (b), as the case may be, occurs will be deemed the effective date of such registration statement.

          6. If the Takedown is to be an Underwritten Offering, then the Takedown Notice will be treated as a Demand under the Agreement. Without limiting the generality of the foregoing, all the limitations on the number, frequency, timing and availability of Demand Registrations contained in Section 2(d) of the Agreement will apply to Underwritten Offerings from the Shelf Registration (subject to Sections 2(f) and (g) of the Agreement), provided that for purposes of Section 2(d)(ii) of the Agreement only, a Demand Registration shall be deemed to be effected on the date the Takedown Notice is given to the Company. For purposes of Section 2(g) of the Agreement, the Foundation will be deemed to have withdrawn its Demand if the Underwritten Offering has not been closed within sixty (60) days after the filing of the necessary prospectus supplement or the effective date of the necessary post-effective amendment, as the case may be, with respect to such Takedown.

          7. The Company shall pay all "Registration Expenses" (as defined in the Agreement) of the initial Shelf Registration contemplated hereby (including Registration Expenses not incurred at the time of the filing of the registration statement due to the nature of the Registration Statement as a Shelf Registration but that are incurred at the time of the first

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Wisconsin United for Health Foundation, Inc.
November 1, 2002
Page 4

Takedown that is an Underwritten Offering), regardless of when such Registration Expenses are actually incurred.

          8. If the Company intends to issue shares covered by the Shelf Registration in an Underwritten Offering in the absence of a Takedown Notice, then it will give notice to the Foundation in the manner provided in Section 3(a) of the Agreement. The Foundation may exercise Piggy-Back Rights in the manner and subject to the conditions set forth in Section 3 of the Agreement.

          9. If a Takedown by the Foundation contemplates a sale other than an Underwritten Offering, then the Takedown shall be treated for all purposes under the Agreement as if it were a private placement under Section 11 of the Agreement. Without limiting the generality of the foregoing, all offering expenses of a Takedown described in the previous sentence including the expenses of preparing, printing and filing any necessary prospectus supplement and/or amendment shall be borne by the Foundation. So long as the contemplated sale price is no less than seventy-five percent (75%) of the closing price per share of the Company's Stock on the New York Stock Exchange on the date immediately prior to the date on which the Foundation agrees in writing to sell such shares, the Company waives any purchase options it may have with respect to such Secondary Shares under the Agreement, and also waives the notice specified in the first sentence of Section 11 of the Agreement.

          10. The Foundation acknowledges the Company's obligation to provide disclosure to the public of all material information, and to maintain dialogue with analysts and investors. The existence and effectiveness of the Shelf Registration shall not obligate the Company to tailor or restrict its public communications in any way, except that during the period beginning on the receipt of a Takedown Notice treated as a Demand under Section 6 of this letter agreement, and ending on the Takedown Termination Date, the Company agrees that it will use its best efforts to avoid public announcements, releases or presentations which in the judgment of counsel to the Company might constitute "offers," "illegal prospectuses," "free writing," or other improper activity in connection with a securities offering. The foregoing, and all the provisions of this letter agreement, are expressly subject to the provisions of Section 6 of the Agreement concerning Blackout Periods, which shall apply irrespective of whether sales by the Foundation are deemed to have been made pursuant to a Demand; and the Company may delay the filing of a prospectus supplement and/or amendment for a reasonable period after receiving a Takedown Notice if the Company's counsel deems such delay necessary or reasonably prudent by reason of communication occurring before receipt of the Takedown Notice.

          11. For as long as the Shelf Registration remains effective, the Foundation will not make sales of Common Stock other than through a Takedown, without providing the Company evidence reasonably satisfactory to the Company that the manner of sale complies with the Securities Act of 1933, as amended.

          12. The Foundation agrees to pay the reasonable expenses of preparing and filing any post-effective amendment to the Shelf Registration necessitated, in the reasonable

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Wisconsin United for Health Foundation, Inc.
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judgment of the Company's counsel, by acts of, or changes in material information about, the Foundation.

          13. In all other respects, the terms of the Agreement shall apply to the registration and sale of shares registered pursuant hereto.

          Please confirm by signing below that the foregoing correctly sets forth the agreement between us.

                                                  Very truly yours,

                                                  COBALT CORPORATION


                                                  By: /s/ Gail L. Hanson
                                                      ------------------

Confirmed:

WISCONSIN UNITED FOR HEALTH
 FOUNDATION, INC.


By: /s/ Ben Brancel
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